Exhibit 99.1

Investor Contact: Jeremy Friedman

Executive Vice President and Chief Financial Officer

978 570 6900

Jeremy.friedman@accellent.com

FOR IMMEDIATE RELEASE

Accellent Inc. Announces Fourth Quarter and Full Year 2009 Results

Wilmington, MA (March 31, 2010) – Accellent Inc. (the “Company”), a wholly owned subsidiary of Accellent Holdings Corp. (“Accellent”), today announced results for its fiscal fourth quarter and full year ended December 31, 2009.

“We improved profitability performance in 2009 despite a weak economy. Full year EBITDA increased 6% to $109.8 million and improved to 22.9% of net sales compared with 19.8% in 2008,” said Jeremy A. Friedman, Executive Vice President and CFO of Accellent. “Building on operating improvements which increased profitability in 2009, we are also encouraged by end-user markets that appear to be stabilizing and improving.”

“Our team has achieved record profitability while managing through the significant economic downturn in 2009,” said Kenneth W. Freeman, Executive Chairman and Acting Chief Executive Officer. “We are well positioned to achieve our long-term strategic objectives.”

Fourth Quarter 2009 Financial Results

Net sales decreased 12.1% to $110.8 million in the fourth quarter of 2009 compared with $126.0 million in the fourth quarter of 2008. Income from operations was $13.4 million in the fourth quarter of 2009, compared to a $16.2 million in the fourth quarter of 2008. Our net income was $0.4 million in the fourth quarter of 2009, compared with a net loss of $3.5 million in the fourth quarter of 2008.

Adjusted EBITDA for the fourth quarter of 2009 was $25.6 million, or 23.1% of net sales, compared to Adjusted EBITDA of $25.4 million, or 20.2% of net sales, in the fourth quarter of 2008.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Year Ended December 31, 2009 Financial Results

Net sales decreased 8.9% to $478.8 million in 2009 compared with $525.5 million in 2008. Income from operations was $59.6 million in 2009, compared to $59.1 million in 2008. Our net loss was $1.1 million in 2009 compared with a net loss of $13.3 million in 2008.

Adjusted EBITDA in 2009 was $109.8 million, or 22.9% of net sales, compared to Adjusted EBITDA of $104.0 million, or 19.8% of net sales, in 2008.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

Conference Call

Kenneth W. Freeman, Executive Chairman and Acting Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our fourth quarter and full year 2009 financial results in a conference call scheduled for today, March 31, 2010 at 8:30 a.m. Eastern Daylight Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (866) 202-4367 pass code 60381068. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 286-8010 pass code 35014585 until April 7, 2010.

About Accellent

Accellent provides fully integrated outsourced manufacturing and engineering services to the medical device industry primarily in the cardiology, endoscopy and orthopaedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management and engineering services,. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2008 filed with the Securities an Exchange Commission on March 31, 2009. All forward-looking statements are expressly qualified in their entirety by such risk factors.

Accellent Inc.

Consolidated Condensed Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008
Net sales	$110,767	$126,048
Cost of sales	82,935	92,145

Gross profit	27,832	33,903

Selling, general and administrative expenses	9,597	13,281
Research and development expenses	11	693
Restructuring charges	884	44
Amortization of intangible assets	3,734	3,734
Loss (gain) on disposal of property and equipment	162	(36)

Income from operations	13,444	16,187

Interest expense, net	(13,404)	(15,894)
Other income (expense)	1,848	(2,461)

Income (loss) before income taxes	1,888	(2,168)

Income tax expense	1,516	1,329

Net income (loss)	$372	$(3,497)

Accellent Inc.

Reconciliation of Net Income (Loss) to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008
Net income (loss)	$372	$(3,498)
Interest expense, net	13,404	15,894
Income tax expense	1,516	1,330
Depreciation and amortization	9,527	9,006

EBITDA (1)	$24,819	$22,732

Restructuring charges	884	73
Stock-based compensation – employees	(212)	(498)
Stock-based compensation – non-employees	23	30
Employee severance and relocation	389	267
Chief executive recruiting costs	310	—
Currency transaction gain	(197)	(1,037)
(Gain) loss on derivative instruments	(1,516)	3,583
Loss (gain) on sale of property and equipment	162	(36)
Plant closure costs	579	—
Management fees to stockholder	348	328

Adjusted EBITDA (1)	$25,589	$25,442

Accellent Inc.

Consolidated Condensed Statements of Operations

(in thousands)

(unaudited)

	Year Ended December 31, 2009	Year Ended December 31, 2008
Net sales	$478,793	$525,476
Cost of sales	347,783	386,143

Gross profit	131,010	139,333

Selling, general and administrative expenses	47,725	58,814
Research and development expenses	2,064	2,924
Restructuring charges	5,727	2,499
Loss on disposal of property and equipment	966	1,074
Amortization of intangible assets	14,939	14,939

Income from operations	59,589	59,083

Interest expense, net	(56,569)	(65,257)
Other expense, net	(514)	(2,453)

Income (loss) before income taxes	2,506	(8,627)

Income tax expense	3,576	4,689

Net loss	$(1,070)	$(13,316)

Accellent Inc.

Reconciliation of Net Loss to EBITDA to Adjusted EBITDA

(in thousands)

(unaudited)

	Year Ended December 31, 2009	Year Ended December 31, 2008
Net loss	$(1,070)	(13,316)
Interest expense, net	56,569	65,257
Income tax expense	3,576	4,689
Depreciation and amortization	37,128	35,636

EBITDA (1)	$96,203	$92,266

Restructuring charges	5,727	2,499
Stock-based compensation – employees	617	1,851
Stock-based compensation – non-employees	93	954
Employee severance and relocation	1,968	996
Chief executive recruiting costs	310	(26)
Currency transaction loss (gain)	900	(1,571)
(Gain) loss on derivative instruments	(425)	4,111
Loss on disposal of property and equipment	966	1,074
Plant closure costs	2,243	561
Management fees to stockholder	1,216	1,259

Adjusted EBITDA (1)	$109,818	$103,974

Accellent Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$33,785	$14,525
Accounts Receivable, net	44,815	50,724
Inventories	55,571	64,204
Prepaid expenses and other	4,008	3,954

Total current assets	138,179	133,407
Property, plant and equipment, net	117,976	127,460
Goodwill	629,854	629,854
Intangible assets, net	179,566	194,505
Deferred financing costs and other assets	13,400	17,505

Total assets	$1,078,975	$1,102,731

Liabilities and Stockholder’s equity
Current liabilities:
Current portion of long-term debt	$7	$4,007
Accounts payable	23,910	23,285
Accrued expenses and other current liabilities	31,749	34,137

Total current liabilities	55,666	61,429
Note payable and long-term debt	684,650	702,529
Other long-term liabilities	32,143	36,600

Total liabilities	772,459	800,558
Stockholder’s equity	306,516	302,173

Total liabilities and stockholder’s equity	$1,078,975	$1,102,731

(1)	EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net loss or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to unusual items, non-cash items, the pro forma effect of acquisitions as if they had taken place at the beginning of the periods covered by our covenant calculations and other adjustments, all of which are required in calculating covenant ratios and compliance under the indenture governing our senior subordinated notes and under our senior secured credit facility. For the periods presented, Adjusted EBITDA includes adjustments for: restructuring and other related charges, gains and losses from derivative instruments, gains and losses on the sale of property, non-operating currency transaction losses, certain stock compensation related charges, severance, executive relocation, CEO search costs, non-cash consulting expenses and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide additional information to investors about the calculation of certain financial covenants in the indenture governing our senior subordinated notes and under our senior secured credit facility. Adjusted EBITDA is a material component of these covenants. We also present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results.